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                                 Exhibit 21.1

                    List of Subsidiaries of the Registrants

CCA Holdings Corp.:
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     CCA Acquisition Corp. (Delaware)
     Cencom Cable Entertainment, Inc. (Delaware)
     Charter Communications Entertainment, L.P. (Delaware) Charter Communications Entertainment I, L.P. (Delaware) Charter Communications Entertainment II, L.P. (Delaware) Charter Communications Radio St. Louis, LLC (Delaware) Cable Advertising of St. Louis, L.P. ("CASTL") (Missouri)

CCA Acquisition Corp.:
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     Cencom Cable Entertainment, Inc. (Delaware)
     Charter Communications Entertainment, L.P. (Delaware) Charter Communications Entertainment I, L.P. (Delaware) Charter Communications Entertainment II, L.P. (Delaware) Charter Communications Radio St. Louis, LLC (Delaware) Cable Advertising of St. Louis, L.P. ("CASTL") (Missouri)

Cencom Cable Entertainment, Inc.:
--------------------------------

     Charter Communications Entertainment, L.P. (Delaware) Charter Communications Entertainment I, L.P. (Delaware) Charter Communications Entertainment II, L.P. (Delaware) Charter Communications Radio St. Louis, LLC (Delaware) Cable Advertising of St. Louis, L.P. ("CASTL") (Missouri)

Charter Communications Entertainment, L.P.:
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     Charter Communications Entertainment I, L.P. (Delaware)
     Charter Communications Entertainment II, L.P. (Delaware)
     Charter Communications Radio St. Louis, LLC (Delaware)